UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2004

THE MACERICH COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-12504	95-4448705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(310) 394-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On October 28, 2004, the Board of Directors of The Macerich Company (the “Company”) adopted the 2005 Deferred Compensation Plan for Senior Executives (the “2005 Senior Executive Plan”), the 2005 Deferred Compensation Plan for Executives (the “2005 Executive Plan”) and amendments to the Eligible Directors’ Deferred Compensation/Phantom Stock Plan (the “Director Phantom Stock Plan”).  The 2005 Senior Executive Plan, the 2005 Executive Plan and the amendments to the Director Phantom Stock Plan will become effective January 1, 2005.

2005 Senior Executive Plan

Under the 2005 Senior Executive Plan, key executives of the Company and certain of its affiliates who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year.  The Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the 2005 Senior Executive Plan.  In addition, the Company may credit matching amounts to a company matching account established for each participant in an amount equal to a percentage, established by the Company in its sole discretion, of the amount of compensation deferred by each participant under the plan.  Account balances will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company.  Participants are at all times 100% vested in the amounts credited to their deferral and company matching accounts.  Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment in a lump sum or installments pursuant to elections made under the rules of the 2005 Senior Executive Plan.  Key employees must wait 6 months after termination of employment, other than as a result of death, to receive a distribution.  Employees who are eligible to participate in the 2005 Senior Executive Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

2005 Executive Plan

Under the 2005 Executive Plan, key executives of the Company and certain of its affiliates who satisfy certain eligibility requirements and who are not eligible to participate in the 2005 Senior Executive Plan may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year.  The Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the 2005 Executive Plan.  In addition, the Company may credit matching amounts to a company matching account established for each participant in an amount equal to a percentage, established by the Company in its sole discretion, of the amount of compensation deferred by each participant under the plan.  Account balances will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by the Company.  Participants are at all times 100% vested in the amounts credited to their deferral and company matching accounts.  Participants will be eligible to receive distributions of the amounts credited to their accounts at or after their termination of employment in a lump sum or installments pursuant to elections made under the rules of the

2005 Executive Plan.  Key employees must wait 6 months after termination of employment, other than as a result of death, to receive a distribution.

Director Phantom Stock Plan

The Director Phantom Stock Plan was originally adopted by the Company on July 29, 1994.  The Director Phantom Stock Plan offers non-management directors the opportunity to elect to defer cash compensation to be earned in the one, two or three calendar years after the year in which the election to defer is made and to receive that deferred compensation (to the extent that it is actually earned by service during that period) in cash or in shares of the Company’s common stock after termination of service or such other time elected by the participant.  The compensation that may be deferred under the plan includes the annual retainer, regular meeting fees and special meeting fees payable by the Company to a non-management director.

Participants may elect to have deferred amounts credited in the form of cash to a cash account or credited in the form of stock units to a stock unit account.  Annual retainers and regular meeting fees deferred in the form of cash are credited to participant cash accounts at the end of each calendar quarter.  Special meeting fees deferred in the form of cash are credited to participant cash accounts as of the date such fees would otherwise be paid.  Cash account balances are also credited with interest on a quarterly basis at a rate equal to 120% of the federal long-term rate for compounding on a quarterly basis for the month in which interest is credited.

Stock unit accounts established for participants who elect to defer annual retainers and regular meeting fees in the form of stock units are credited with stock units at the beginning of the applicable deferral period based on the present value of the compensation to be deferred over the deferral period divided by the then-current market price of the Company’s common stock.  The stock units so credited vest as the participant’s services (to which the fees relate) are rendered.  Special meeting fees deferred in the form of stock units are credited to participant stock unit accounts on the March 1 following the year in which the special meetings occurred based on the dollar value of the special meeting fees divided by the then-current market price of the common stock.  Stock units are credited with dividend equivalents in the form of cash or additional stock units (priced at market).  Stock units are ultimately paid out in shares on a one-for-one basis.  A maximum of 250,000 shares of common stock may be issued under the Director Phantom Stock Plan, subject to certain customary adjustments.  The vesting of the stock units (and dividend equivalents attributable thereto) is accelerated upon a termination of a participant’s services as a director as a result of death or disability, or upon or following a change in control event.

The American Jobs Creation Act of 2004 added a new Section 409A to the Internal Revenue Code (“Section 409A”), which significantly changes the tax law applicable to nonqualified deferred compensation plans.  The amendments to the Director Phantom Stock Plan are intended to allow amounts deferred prior to January 1, 2005 to qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A and cause amounts deferred after December 31, 2004 to be deferred in compliance with Section 409A.  The amendments create separate accounts for amounts deferred prior to January 1, 2005 (and earnings thereon) and for amounts to be deferred after December 31, 2004 (and earnings thereon) and modify distribution election provisions for amounts deferred after December 31, 2004 to comply with Section 409A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

Date: November 2, 2004	By: THOMAS E. O’HERN

/s/ THOMAS E. O’HERN
Executive Vice President, Chief Financial Officer
and Treasurer

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